As filed with the Securities and Exchange Commission on July 29, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VARONIS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1222280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Brickell Avenue Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Varonis Systems, Inc. 2023 Omnibus Equity Incentive Plan

(Full title of the plan)

Yakov Faitelson

Chief Executive Officer and President

Varonis Systems, Inc.

801 Brickell Avenue

Miami, Florida

(877) 292-8767

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Colin Diamond Shai Marshall
Paul Hastings LLP
200 Park Avenue
New York, New York 10166 (212) 318-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Varonis Systems, Inc. (the “Company”) for the purpose of registering 6,402,279 additional shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) under the Company’s Amended and Restated 2023 Omnibus Equity Incentive Plan (the “A&R 2023 Incentive Plan”).

On April 16, 2026, the board of directors of the Company approved an increase of 6,402,279 shares of Common Stock available for issuance under the A&R 2023 Incentive Plan, which was also approved by the stockholders of the Company at the Company’s 2026 Annual Meeting of Stockholders held on June 1, 2026.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s prior registration statements on Form S-8 registering shares of Common Stock under the A&R 2023 Incentive Plan filed with the SEC on August 1, 2023 (File No. 333-273579), July 30, 2024 (File No. 333-281103) and July 30, 2025 (File No. 333-289097) are hereby incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 4, 2026 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 17, 2026 that are incorporated by reference in the Annual Report;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 29, 2026;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026;

(d)	the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2026; and

(e)	the description of the Common Stock set forth in the Registration Statement on Form 8-A, dated February 25, 2014, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to the Annual Report).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC, except as to any portion of any future current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

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Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
5.1*	Opinion of Paul Hastings LLP
10.1(3)	Amended & Restated Varonis Systems, Inc. 2023 Omnibus Equity Incentive Plan
10.3(4)	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Amended and Restated 2023 Omnibus Equity Incentive Plan
10.4(5)	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2023 Omnibus Equity Incentive Plan
10.5(6)	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Amended and Restated 2023 Omnibus Equity Incentive Plan (Israeli Employees)
10.6(7)	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the Amended and Restated 2023 Omnibus Equity Incentive Plan (Israeli Employees)
23.1*	Consent of Kost Forer Gabbay & Kasierer, independent registered public accountants
23.2*	Consent of Paul Hastings LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
107*	Filing Fee Table

(1)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on February 8, 2022 and incorporated herein by reference.
(3)	Filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2026 and incorporated herein by reference.
(4)	Filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2026 and incorporated herein by reference.
(5)	Filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2026 and incorporated herein by reference.
(6)	Filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2026 and incorporated herein by reference.
(7)	Filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2026 and incorporated herein by reference.
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 29, 2026.

VARONIS SYSTEMS, INC.

By:	/s/ Yakov Faitelson
Name:	Yakov Faitelson
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yakov Faitelson and Guy Melamed, and each of them, their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yakov Faitelson	Chief Executive Officer, President and Chairman of the Board	July 29, 2026
Yakov Faitelson	(Principal Executive Officer)

/s/ Guy Melamed	Chief Financial Officer and Chief Operating Officer	July 29, 2026
Guy Melamed	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carlos Aued	Director	July 29, 2026
Carlos Aued

/s/ Kevin Comolli	Director	July 29, 2026
Kevin Comolli

/s/ John J. Gavin, Jr.	Director	July 29, 2026
John J. Gavin, Jr.

/s/ Gili Iohan	Director	July 29, 2026
Gili Iohan

/s/ Avrohom J. Kess	Director	July 29, 2026
Avrohom J. Kess

/s/ Ohad Korkus	Director	July 29, 2026
Ohad Korkus

/s/ Thomas F. Mendoza	Director	July 29, 2026
Thomas F. Mendoza

/s/ Rachel Prishkolnik	Director	July 29, 2026
Rachel Prishkolnik

/s/ Ofer Segev	Director	July 29, 2026
Ofer Segev

/s/ Fred van den Bosch	Director	July 29, 2026
Fred van den Bosch

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